SCHEDULE 14A
              INFORMATION Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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                          Capital Southwest Corporation
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                (Name of Registrant as Specified In Its Charter)
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                                                    June 2, 2006



To the Shareholders of Capital Southwest Corporation:

         Our annual meeting of shareholders will be held on July 17, 2006, at 10:00 a.m. in the North Dallas Bank Tower Meeting Room #210, 12900 Preston Road, Dallas, Texas.

         A notice of the annual meeting, a proxy and a proxy statement containing information about matters to be acted upon are enclosed. Holders of our common stock are entitled to vote on the basis of one vote for each share held. If you attend the annual meeting, you retain the right to vote in person even though you previously voted by the enclosed proxy.

         It is important that your shares be represented at the meeting whether or not you are personally in attendance. Please review the proxy statement and sign, date and return it at your earliest convenience. I look forward to meeting with you and discussing our business.


                                             Very truly yours,

                                              /s/ William R. Thomas

                                             William R. Thomas
                                             President and Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 17, 2006

To the Shareholders of Capital Southwest Corporation:

         NOTICE IS HEREBY GIVEN that our annual meeting of shareholders will be held on Monday, July 17, 2006, at 10:00 a.m., Dallas time, in Meeting Room #210 of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas, for the following purposes:

1. To elect six directors to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified.

2. To ratify the appointment by our Audit Committee of Grant Thornton LLP as our independent auditors.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only record holders of our common stock at the close of business on June 1, 2006 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.


         If you do not expect to attend in person, please sign, date and return the proxy in the enclosed envelope. No postage is required for mailing in the United States.



                                              By Order of the Board of Directors

                                              SUSAN K. HODGSON
                                              Secretary
                                              Dallas, Texas
June 2, 2006

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 17, 2006

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Capital Southwest Corporation, a Texas corporation, with principal executive offices at 12900 Preston Road, Suite 700, Dallas, Texas 75230, of proxies to be voted at the annual meeting of shareholders to be held on July 17, 2006 or any adjournment thereof. The date on which this proxy statement and the enclosed form of proxy are first being sent or given to our shareholders is on or about June 2, 2006.

                             PURPOSES OF THE MEETING

         The annual  meeting of  shareholders  is to be held for the purposes of
(1) electing six persons to serve as our directors until the next annual meeting of shareholders, or until their respective successors shall be elected and qualified; (2) ratifying the appointment by our Audit Committee of Grant Thornton LLP as our independent auditors; and (3) transacting such other business as may properly come before the meeting or any adjournment thereof.

                              VOTING AT THE MEETING

         The record date for holders of our common stock entitled to notice of, and to vote at, the annual meeting of shareholders is the close of business on June 1, 2006, at which time we had outstanding and entitled to vote at the meeting 3,860,251 shares of common stock.

         The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum. Each shareholder is entitled to one vote, in person or by proxy, for each share of common stock held in its name at the close of business on the record date. Shareholders who are present, in person or by proxy, but abstain from voting on any matter will be counted as present at the meeting for purposes of constituting a quorum, but not for purposes of determining the final vote on any matter. Similarly, nominees (such as broker-dealers) who are present, in person or by proxy, but abstain or refrain from voting on any item, will be counted as present at the meeting, but not voting on any such item.

         To be elected a director, each nominee must receive the favorable vote of the holders of a majority of the shares of common stock entitled to vote and represented at the annual meeting. In order to ratify the appointment of Grant Thornton LLP as our independent auditors for the year ending March 31, 2007, the ratification proposal must receive the favorable vote of a majority of the shares of common stock entitled to vote and represented at the annual meeting.


         Each proxy delivered to us, unless the shareholder otherwise specifies therein, will be voted FOR the election as directors of the persons nominated as directors and FOR the ratification of the appointment by the Audit Committee of our Board of Directors of Grant Thornton LLP as independent auditors. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with the specification. As to any other matter or business which may be properly brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither management nor our board of directors knows of any such other matter or business.

         You may vote shares held directly in your name in person at the meeting. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

         You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by proxy, or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy. You must specifically revoke your proxy.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         Six directors, including the five now serving, are proposed to be elected at the meeting to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified. Each of the named persons currently serves as our director except Donald W. Burton, who has extensive venture capital experience and whose Burton Partnership owns 13,548 shares of our stock.

Nominees for Director
                                                               Principal              Other
                                         Term of Office       Occupation(s)       Directorships
    Name, Address*        Position(s)     and Length of       During Past 5          Held by
        and Age              Held          Time Served           Years               Nominee
----------------------    -----------    ---------------    ------------------    -------------
Interested Persons
----------------------
William R. Thomas         President,     One year;          President and         Alamo Group
Age 77                    Director       President since    Chairman of the       Inc., Encore
                          and            1980, Chairman     Board                 Wire
                          Chairman of    since 1982 and                           Corporation,
                          the Board      director since                           and Palm
                                         1972                                     Harbor Homes,
                                                                                  Inc.



                                       2

                                                                Principal             Other
                                         Term of Office       Occupation(s)       Directorships
    Name, Address*        Position(s)     and Length of       During Past 5          Held by
        and Age              Held          Time Served           Years               Nominee
----------------------    -----------    ---------------    ------------------    -------------
Interested Persons
----------------------
Gary L. Martin            Vice           One year; Vice     President of The
Age 59                    President      President since    Whitmore
                          and            1984 and           Manufacturing
                          Director       director since     Company and
                                         1988               Vice President of
                                                            the Company
Not Interested Persons
----------------------
Donald W. Burton           Director      One year           Chairman,             Symbion, Inc.,
Age 62                     nominee                          President and         Knology, Inc.
                                                            General Partner       and Cluster A
                                                            of various South      Mutual Funds
                                                            Atlantic              managed by
                                                            Partnership           Merrill Lynch
                                                            entities; General     Investment
                                                            Partner of The        Managers
                                                            Burton
                                                            Partnership, LP

Graeme W. Henderson        Director      One year;          Self-employed as
Age 72                                   director since     a private investor
                                         1976               and consultant

Samuel B. Ligon            Director      One year;          Chairman of
Age 67                                   director since     Jokari/US, Inc.;
                                         2003               Chairman and
                                                            CEO of Smith
                                                            Abrasives, Inc.

John H. Wilson             Director      One year;          President of U.S.     Encore Wire
Age 63                                   director since     Equity                Corporation,
                                         1988               Corporation, a        Palm Harbor
                                                            venture capital       Homes, Inc. and
                                                            investment firm       Xponential,
                                                                                  Inc.


*The business address of each director is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

         Our Nominating Committee has determined that Messrs. Thomas and Martin, who are our employees, are "interested persons" as defined in the Investment Company Act of 1940 and are not "independent" as defined by the Nasdaq Stock Market Listing Standards. The Committee has determined that Messrs. Burton, Henderson, Ligon and Wilson are "independent" as defined by the Nasdaq Stock Market Listing Standards and they are not "interested persons" as defined by the Investment Company Act of 1940.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During our fiscal year ended March 31, 2006, our Board of Directors held nine meetings. The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee to assist the Board in carrying out its duties. During the year, our Audit Committee held five meetings and our Compensation Committee held two meetings. Our Nominating Committee, which was formed April 19, 2004, held two meetings. No director attended less than 75% of the total number of board and committee meetings on which the directors served. All directors who were serving at the time attended our 2005 annual meeting of shareholders.

Audit Committee

         The Audit Committee members are Messrs. Ligon (Chairman), Henderson and Wilson. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of: (1) our accounting and financial reporting processes and the integrity of our financial statements; (2) our systems of internal accounting and financial controls; (3) the independence, qualification and performance of our independent auditors; and (4) our compliance with ethics policies and legal and regulatory requirements relating to financial statements and reporting. The committee has the responsibility for selecting our independent auditors and pre-approving audit and non-audit services. Among other things, the Audit Committee prepares a report for inclusion in the annual proxy statement; reviews the Audit Committee charter and the committee's performance; approves the scope of the annual audit; reviews our corporate policies with respect to financial reporting and valuation of our investments. The committee also oversees investigations into complaints concerning financial matters. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Compensation Committee

         The  Compensation  Committee  members  are Messrs.  Wilson  (Chairman),
Henderson and Ligon. The Compensation Committee (1) discharges the Board's responsibilities to establish the compensation of our executives; (2) produces an annual report on executive compensation for inclusion in our annual proxy statement; and (3) provides general oversight for our compensation structure, including our equity compensation plans and benefits programs. Other specific duties and responsibilities of the committee include reviewing and approving objectives relative to executive officers' compensation; approving and amending our incentive compensation and stock option programs (subject to shareholder approval if required); and annually evaluating the committee's performance and its charter.

Nominating Committee

         The Nominating Committee members are Messrs. Wilson (Chairman), Henderson and Ligon. The Nominating Committee has the responsibility to (1) determine and recommend to the Board the slate of director nominees to be proposed to our shareholders; (2) identify and recommend to the Board individuals qualified to become Board members; and (3) insure that the Board and its committees are appropriately constituted. The Nominating Committee will consider director nominations made by shareholders, who should send nominations to our corporate secretary, Susan K. Hodgson. Shareholder nominations proposed for consideration by the Nominating Committee must include the nominee's name and qualifications for Board membership. See "Shareholder Proposals" on page 18.

         The Nominating Committee seeks to identify, and the Board of Directors selects, director candidates who (1) have significant experience that is relevant and beneficial to the Board of Directors and the Company, (2) are willing and able to make sufficient time commitments to the Company's affairs in order to perform their duties as directors, including regular attendance of Board and committee meetings, (3) have a record of character and integrity, and
(4) represent the interests of the Company's shareholders. The evaluation process for nominees is the same regardless of the source of the recommendation. A copy of the Nominating Committee Charter is available via the Internet at our website (www.capitalsouthwest.com).

Committee Member Independence

         All of the members of the Audit Committee, the Compensation Committee and the Nominating Committee are "independent" as defined by the Nasdaq Stock Market Listing Standards and the Sarbanes-Oxley Act of 2002. Nominating
Committee members are not "interested persons" as defined by the Investment Company Act of 1940.

Communication with Directors

         Shareholders who wish to send communications to independent members of the Board should address such communications to John H. Wilson, independent director, at 1500 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, TX 75240.

Compensation of Directors

         In addition to reimbursement of travel expenses for attendance at Board meetings, a director who is not our employee receives an annual fee of $24,000 for service as a director and $10,000 for service as chairman of the Audit Committee or the Compensation Committee, as applicable. In addition, non-employee directors receive $1,000 for each directors' meeting attended (excluding telephone meetings) and $500 for each Audit Committee or Compensation Committee meeting attended, as applicable, subject to a maximum of $8,000 per year in aggregate meeting fees. We pay no fees for telephone meetings of the Board or its committees.

Compensation Committee Interlocks and Insider Participation

         None of our executive officers served as a member of the Compensation Committee of the Board of Directors or as a director of any other entity, one of whose executive officers served as a member of our Compensation Committee.


Vote Required

         Nominees who receive the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented at the annual meeting shall be re-elected as our directors. Abstentions will have no effect on the election of directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. You may give each nominee one vote for each share you hold. The proxy holders intend to vote the shares represented by proxies to elect the six nominees to the board set forth in Proposal 1.

Board Recommendation

         The Board recommends that you vote "For" each of the nominees to the Board set forth in this Proposal 1.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 1, 2006 by (1) each person, so far as is known to our management, who is the beneficial owner (as that term is defined in the rules and regulations of the SEC) of more than 5% of our outstanding common stock, (2) each executive officer named in the Summary
Compensation Table, (3) each nominee for director, and (4) all directors and executive officers as a group. Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned.

      Name and Address of                                     Shares Owned      Percent of
      Beneficial Owner                                        Beneficially         Class
      ----------------                                        ------------         -----
      William R. Thomas.................................     953,246 (1)(2)        24.7%
      12900 Preston Rd., Suite 700
      Dallas, Texas 75230

      Artisan Partners Limited Partnership .............     294,834 (4)            7.6
      875 East Wisconsin Avenue, Suite 800
      Milwaukee, Wisconsin 53202

      Third Avenue Management LLC.......................     272,617 (5)            7.1
      622 Third Avenue, 32nd Floor
      New York, New York 10017

      First Manhattan Company ..........................     240,712 (6)            6.2
      437 Madison Avenue
      New York, New York 10022

      Gary L. Martin ...................................     199,930 (2)            5.2
      12900 Preston Rd., Suite 700
      Dallas, Texas 75230

      Patrick F. Hamner ................................     138,708 (2)(3)         3.6



                                       6

      Name and Address of                                     Shares Owned      Percent of
      Beneficial Owner                                        Beneficially         Class
      ----------------                                        ------------         -----

      Donald W. Burton .................................      13,548 (7)            0.4

      William M. Ashbaugh ..............................       6,000 (3)            0.2

      Graeme W. Henderson ..............................       4,100                0.1

      Samuel B. Ligon ..................................       2,000                0.1

      John H. Wilson ...................................       2,000                0.1

      All directors and executive officers as a group
      (9 persons).......................................   1,128,809 (8)           29.0

----------------------
(1) Mr. Thomas has sole voting and investment power with respect to 617,000 shares, which include 75,948 shares owned by his two children and 206,525 shares owned by Thomas Heritage Partners, Ltd., in which Mr. Thomas has a 38.6% limited partnership interest. Mr. Thomas holds a majority interest in and is President and sole manager of Thomas Heritage Company, LLC, the sole general partner of Thomas Heritage Partners, Ltd.

(2) Mr. Thomas is a trustee of certain trusts pursuant to ESOPs for our employees and employees of our wholly-owned portfolio companies owning 248,102 shares, with the power as trustee to vote such shares. Mr. Thomas also participates in the power to direct the trustees in the voting of 88,144 shares owned by a trust pursuant to a pension plan for our employees and certain of our wholly-owned portfolio companies. Accordingly, Mr. Thomas has shared voting and investment power with respect to the 336,246 shares, representing 8.7% of our outstanding common stock, owned by the aforementioned trusts. Under the rules and regulations of the SEC, Mr. Thomas is deemed to be the beneficial owner of such 336,246 shares, which are included in the shares beneficially owned by Mr. Thomas.

     Mr. Martin serves as trustee, with Mr. Thomas, of one of the aforementioned trusts owning 25,694 shares and participates in the power to direct the trustees in the voting of 88,144 shares owned by the other aforementioned trust. Accordingly, Mr. Martin has shared voting and investment power with respect to the 113,838 shares. Under the rules and regulations of the SEC, Mr. Martin is deemed to be the beneficial owner of such 113,838 shares, which are included in the shares beneficially owned by Mr. Martin. Of the shares owned by a trust pursuant to the aforementioned ESOPs, 4,505 were allocated to Mr. Martin, all of which were vested.

     Mr. Hamner, with Messrs. Thomas and Martin, participates in the power to direct the trustees in the voting of 88,144 shares owned by one of the aforementioned trusts. Under the rules and regulations of the SEC, Mr. Hamner is deemed to be the beneficial owner of such 88,144 shares, which are included in the shares beneficially owned by Mr. Hamner.

(3) Includes 6,000 and 15,500 shares subject to immediately exercisable stock options held by Messrs. Ashbaugh and Hamner, respectively.

(4) As reported to us by Artisan Partners Limited Partnership ("Artisan Partners") or Artisan Investment Corporation or Andrew A. Ziegler, individually, or Carlene Murphy Ziegler, individually, had sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to 294,834 shares by reasons of advisory and other relationships with the persons who own the shares. Artisan Partners is an investment adviser; Artisan Corp. is the General Partner of Artisan Partners; and Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Corp.

(5) As reported to us by Third Avenue Management LLC, Third Avenue or Martin J. Whitman, individually, had shared voting and dispositive power with respect to 22,642 shares, sole voting power with respect to 246,505 shares and sole dispositive power with respect to 249,975 shares by reasons of advisory and other relationships with the persons who own the shares. Third Avenue and Martin J. Whitman beneficially own 245,561 and 27,056, respectively, of such shares.

(6) As reported to us by First Manhattan Co., First Manhattan had sole voting and dispositive power with respect to 100 shares, shared voting power with respect to 238,629 shares and shared dispositive power with respect to 240,612 shares by reasons of advisory and other relationships with the persons who own the shares.

(7) Mr. Burton has sole voting and investment power with respect to 13,548 shares owned by Burton Partnership, LP, in which Mr. Burton is the general partner.

(8) Includes (a) the shares owned by the partnership and trusts referred to in notes (1), (2) and (7), respectively, to the above table, (b) 29,500 shares subject to immediately exercisable stock options (including those referred to in note (3) to the above table) and (c) 75,948 shares owned by immediate family members of Mr. Thomas.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file with the SEC. Based solely upon a review of the copies of such forms furnished to us, we believe that each of our officers, directors and greater than 10% beneficial owners complied with all
Section 16(a) filing requirements applicable to them during the fiscal year ended March 31, 2006.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth summary information regarding the compensation (excluding Mr. Thomas' retirement benefit described on page 12) earned by or paid to William R. Thomas, President and Chairman of the Board, and


the next three most highly compensated executive officers who received a total annual salary and bonus in excess of $100,000 for the fiscal year ended March
31, 2006.

                                                                              Long-term Compensation
                                                Annual Compensation                    Awards
                                      -------------------------------------    ---------------------
    Name and                Fiscal                           Other Annual      Securities Underlying       All Other
Principal Position           Year     Salary       Bonus    Compensation(1)         Options (#)          Compensation(2)
------------------          ------    ------       -----    ---------------    ---------------------     ---------------

William R. Thomas           2006     $250,000    $ 10,417      $21,000                -                    $      -
   President and            2005      250,000      10,417       20,500                -                           -
   Chairman of the Board    2004      250,000           -       20,000               6,000                        -

Patrick F. Hamner           2006      207,500     108,750        6,424              20,000                   14,576
   Senior Vice President    2005      196,250      48,333        5,799              20,000                   14,701
                            2004      185,000      47,708        6,792              20,000                   13,208

William M. Ashbaugh         2006      207,500      58,750        6,424              15,000                   14,576
   Senior Vice President    2005      195,000      48,333        5,799              15,000                   14,701
                            2004      177,500      47,500        6,792              15,000                   13,208

Gary L. Martin              2006      196,154      63,846            -                   -                   18,928
   Vice President           2005      196,250     133,846 (3)        -                   -                   18,693
                            2004      185,000      42,135            -                   -                    5,600

------------------------
(1) Represents amounts accrued for each executive officer in lieu of a contribution to his account in an ESOP.

(2) Represents amounts contributed to the ESOP accounts of each executive officer.

(3)  Includes a $70,000 phantom stock option payment.

         The aggregate amount of perquisites and other personal benefits provided to each of Messrs. Thomas, Hamner, Ashbaugh and Martin was less than 10% of the total of his annual salary and bonus.

         In accordance with our established policy, our officers and employees are required to remit to us all compensation received for serving as a director of any of our portfolio companies.

Additional Compensation Information

         The following table sets forth additional compensation information for the fiscal year ended March 31, 2006 for each of the three highest-paid executive officers whose compensation exceeded $60,000 and for all other directors (Graeme W. Henderson, Samuel B. Ligon and John H. Wilson), who are not our employees.


                                           Pension or Retirement    Estimated Annual
                          Aggregate           Benefits Accrued        Corporation's
Name and Position        Compensation       as Part of Expenses        Retirement
-----------------        --------------    ---------------------    ----------------
William R. Thomas         $281,417 (1)               (3)                   (4)
  Director, President
  and Chairman

Patrick F. Hamner          337,250 (1)               (3)                   (4)
  Senior Vice President

William M. Ashbaugh        287,250 (1)               (3)                   (4)
  Senior Vice President

Graeme W. Henderson         33,833 (2)              None                  None
  Director

Samuel B. Ligon             37,167 (2)              None                  None
  Director

John H. Wilson              40,500 (2)              None                  None
  Director

---------------
(1) See "Option Exercises and Fiscal Year End Values" for information regarding stock options exercised during or held at the end of the fiscal year ended March 31, 2006. See "Retirement Plans" for information on our Retirement Plan and Retirement Restoration Plan. See "Stock Ownership Plan" for a description of our ESOP and "Summary Compensation Table" for amounts contributed to each officer's ESOP account.

(2) Directors who are not our employees are compensated as described under "Compensation of Directors" and are not participants in our retirement plan or ESOP.

(3) As described in note 7 to our Consolidated Financial Statements, the Retirement Plan was overfunded and therefore generated a benefit for the year ended March 31, 2006. After deducting the expense of the unfunded Retirement Restoration Plan, our net benefit attributable to both plans was $116,747 for the year ended March 31, 2006. Our net benefit is not allocated to individual plan participants.

(4) Individual retirement benefits are based on formulas relating benefits to average final compensation and years of credited service. See "Retirement Plans" which includes both a table of estimated annual retirement benefits and a description of the retirement benefits currently payable to Mr. Thomas.

Option Exercises and Fiscal Year End Values

         The following table discloses, for the named executive officers, information regarding stock options exercised during, or held at the end of, fiscal 2006.


                                                            Number of Securities                      Value of Unexercised
                                                           Underlying Unexercised                     In-the-Money Options
                        Shares                               Options at 3/31/06                          at 3/31/06(2)
                     Acquired on        Value      -------------------------------------   -------------------------------------
Name                 Exercise (#)   Realized (1)    Exercisable (#)    Unexercisable (#)      Exercisable        Unexercisable
----                 ------------   ------------   -----------------   -----------------   -----------------   -----------------
Patrick F. Hamner         -           $   -            15,500                4,500              $382,750           $107,250
William M. Ashbaugh       -               -             6,000                9,000               178,800            268,200

(1) Value realized is calculated as the fair market value on the date of exercise, net of the option exercise price, but before any tax liabilities or transaction costs.

(2) Value of unexercised options is calculated at the closing market price on March 31, 2006 ($95.50), net of the option exercise price, but before any tax liabilities or transaction costs.

Retirement Plans

         The foregoing Summary Compensation Table does not include any contribution, payment or accrual under a qualified non-contributory retirement plan (retirement plan maintained by us and certain of our wholly-owned portfolio companies), as such amounts cannot readily be separately or individually calculated. Messrs. Ashbaugh, Hamner and Martin now participate in the retirement plan, and Mr. Thomas is currently receiving retirement benefit payments. An eligible employee or his survivor will be entitled under the retirement plan to receive, upon retirement, death or disability, monthly payments based upon formulas relating benefits to salary and years of credited service, which is generally determined by averaging the five consecutive years of highest compensation prior to retirement. Salaries and bonuses (excluding other annual compensation) reported in the foregoing Summary Compensation Table are substantially identical to compensation covered by the retirement plan (covered compensation). Payment of benefits is funded by the company.

         The following table sets forth, for purposes of illustration, the estimated annual retirement benefit payable under the retirement plan as a straight life annuity upon retirement to participants of specified covered compensation and years of credited service who are fully vested (five years of service). Messrs. Ashbaugh, Hamner and Martin had 4, 24, and 33 years, respectively, of credited service under the plan as of May 1, 2006. All calculations assume retirement in 2006 at age 65 (normal retirement age).

Total Covered                               Estimated Annual Benefits
Compensation                                  Based on Service of
-------------               ----------------------------------------------------
                            15 Years   20 Years   25 Years   30 Years   35 Years
                            --------   --------   --------   --------   --------
  $125,000...............   $ 30,865   $ 41,154   $ 51,442   $ 61,731   $ 72,019
   150,000...............     37,990     50,654     63,317     75,981     88,644
   175,000...............     45,115     60,154     75,192     90,231    105,269
   200,000...............     52,240     69,654     87,067    104,481    121,894
   225,000...............     59,365     79,154     98,942    118,731    138,519
   250,000...............     66,490     88,654    110,817    132,981    155,144
   300,000...............     80,740    107,654    134,567    161,481    188,394
   350,000...............     94,990    126,654    158,317    189,981    221,644
   400,000...............    109,240    145,654    182,067    218,481    254,894

         Certain of the amounts in the above table are subject to reduction because applicable federal regulations limit the amount of annual benefits payable to certain higher-paid participants under a tax-qualified retirement plan, such as the retirement plan. The extent of such reductions will vary in individual cases according to circumstances existing at the time pension payments commence. Consequently, we and certain of our wholly-owned portfolio companies have adopted an unfunded benefit equalization plan (the retirement restoration plan) to compensate our employees and chief executive officers of certain of our wholly-owned portfolio companies for the loss of retirement benefits resulting from such limitations. This retirement restoration plan provides for the payment, upon retirement, of the difference between the maximum annual payment permissible under the retirement plan pursuant to federal limitations and the amount which would otherwise have been payable.

         Mr. Thomas is entitled to a substantially increased annual retirement benefit as a result of his service beyond the normal retirement age and to an additional annual retirement benefit as a result of his credited service prior to April 1972 under a retirement benefit formula of our retirement plan which was modified for credited service subsequent to April 1972. Although Mr. Thomas is a full-time employee, Section 401(a)(9) of the Internal Revenue Code required that he begin receiving monthly retirement benefit payments on April 1, 2000 because of his age and ownership of more than 5% of our common stock. Retirement benefits payable (for life only) to Mr. Thomas under the retirement plan and retirement restoration plan total $440,342 per annum.

Stock Ownership Plan

         We maintain an Employee Stock Ownership Plan ("ESOP") for our employees and one of our wholly-owned portfolio companies in which Messrs. Ashbaugh and Hamner participate. The Whitmore Manufacturing Company maintains an ESOP for its employees, in which Mr. Martin participates. Employees who have completed one year of credited service, as defined in the plan, are eligible to participate in the ESOP. Contributions to the ESOP are discretionary, within limits established by the Internal Revenue Code. Funds contributed to the trust established under the ESOP are applied by the trustees to the purchase, in the open market at prevailing market prices, of our common stock. A participant's interest in contributions to the ESOP fully vests after five years of credited service, and such vested interest is distributed to a participant at retirement, death or total disability, or after a one year break in service resulting from termination of employment for any other reason. See note (2) to the table under "Stock Ownership of Certain Beneficial Owners".

Severance Pay Agreements

         Severance Pay Agreements have been established with certain executive officers of the Company (excluding Mr. Thomas, who elected not to be covered). The Agreements provide severance benefits for an officer whose employment is involuntarily terminated without cause or who resigns following a salary reduction or a significant reduction in job responsibilities subsequent to a "change in control" of the Company. A change in control is deemed to occur if
(i) the Company becomes a subsidiary of another corporation or is merged or consolidated with or into another corporation, or substantially all of its assets are sold to or acquired by another person, corporation or group of associated persons acting in concert; (ii) the Company becomes a subsidiary of another corporation or is merged or consolidated with or into another corporation, or substantially all of the assets or more than 50% of the outstanding voting stock of the Company are sold to or acquired by another person, corporation or group of associated persons acting in concert; (iii) a person who has not owned 10% or more of the common stock for ten years acquires 25% or more of the outstanding common stock; or (iv) there is a change of a majority of the directors of the Company and such new directors have not been approved by the incumbent directors. The Agreements provide, subject to the limitations set forth below, that an officer would be entitled to an amount equal to the sum of his annual base salary plus, if such officer has completed more than five years of service, an additional amount equal to his monthly base salary for each year of completed service in excess of five years. Although it is not now possible to determine with certainty the amounts which the officers named in the Summary Compensation Table might receive under the Agreements, such officers (excluding Mr. Thomas) could receive a lump-sum payment in an amount not exceeding the lesser of (i) two times his annual compensation, or (ii) 24 times his monthly base salary at the date of termination. The potential cost of the benefits could discourage future attempts to acquire the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee (1) discharges the Board's responsibilities to establish the compensation of our executives; (2) produces a report on executive compensation for inclusion in our annual proxy statement; and (3) provides general oversight of our compensation structure, including our equity compensation plans and benefits programs. Other specific duties and responsibilities of the committee include reviewing and approving objectives relative to executive officers' compensation and approving and amending our incentive compensation and stock option programs (subject to shareholder approval if required). The Compensation Committee, which consists of three independent directors, met two times in the fiscal year ended March 31, 2006.

         The goals of our compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute to the success of the company's investment management activities. The individual judgments made by the Compensation Committee are subjective and are based largely on the recommendations of the chief executive officer and the Compensation Committee's perception of each executive's contribution to both the Company's past performance and long-term growth potential. The principal elements of compensation for executive officers are base salary, discretionary bonus payments, stock options granted under the stock option plan and contributions pursuant to the ESOP.

         Base salaries were determined by the Compensation Committee in July 2005 for each of the executive officers on an individual basis, taking into consideration individual contributions to performance, length of tenure, compensation levels for comparable positions and internal equities among positions. In addition to base salaries, certain executive officers received bonus payments in March 2006, the amounts of which were determined by the Compensation Committee on a discretionary basis. Year-end bonuses totaled $198,000.

         In July 2005, the Compensation Committee established the base salary of our chief executive officer, William R. Thomas, at $250,000 per annum, a continuation of the level established in July 1993. At Mr. Thomas' request, he was not awarded a year-end bonus in March 2006 or in the six preceding years.

         The 1999 Stock Option Plan authorized the issuance of stock options to acquire an aggregate of 140,000 shares. Options to acquire 3,200 shares of common stock have been exercised and options to acquire 45,300 shares were outstanding at March 31, 2006. Options to acquire 50,000 more shares of common stock were granted on May 15, 2006. The 1999 Stock Option Plan now has 41,500 shares available for issuance. Outstanding stock options which have been granted and options available for future grants correspond to a 3.4% equity interest.

         An additional equity incentive is provided by the ESOP, to which the Compensation Committee authorized a contribution equivalent to 10% of each participating employee's covered compensation for the fiscal year ended March 31, 2006, subject to limits imposed by the Internal Revenue Service ("IRS"). To conform to IRS limits, a maximum of 6.941% of each participating employee's covered compensation was contributed to the ESOP and 3.059% was paid in cash to each employee in lieu of an ESOP contribution. The sum of such contributions was $99,867.

                                              Compensation Committee
                                              John H. Wilson, Chairman
                                              Graeme W. Henderson
                                              Samuel B. Ligon


                                PERFORMANCE GRAPH

         The following graph compares our cumulative total stockholder return during the last five years (based on the market price of our common stock and assuming reinvestment of all dividends and tax credits on retained long-term capital gains) with the Total Return Index for the Nasdaq Stock Market (U.S.
Companies) and with the Total Return Index for Nasdaq Financial Stocks, both of which indices have been prepared by the Center for Research in Security Prices at the University of Chicago.

                Comparison of Five Year Cumulative Total Returns

                                [GRAPH OMITTED]


          Nasdaq Total Return (U.S.)     Nasdaq Financial Stocks    Capital Southwest Corporation
2001              100.000                        100.000                     100.000
2002              100.775                        124.424                     106.774
2003               73.966                        115.431                     107.853
2004              109.175                        165.954                     116.422
2005              109.903                        172.521                     126.317
2006              129.631                        202.705                     155.650

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee consists of three members of the Company's Board of Directors. Each member is an independent director as required by Sarbanes-Oxley and Nasdaq. In addition, the Board of Directors has determined that Samuel B. Ligon is an Audit Committee Financial Expert as defined by SEC rules. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Audit Committee Charter, which the Board of Directors adopted on May 27, 2003. A copy of the Amended and Restated Audit Committee Charter is available on our website at www.capitalsouthwest.com.

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of the valuation of restricted securities and other significant judgments; and the clarity of disclosures in the financial statements.

         The  Audit   Committee   reviewed  with  Grant  Thornton  LLP,  who  is
responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Statement on Auditing
Standards  No. 99, and SEC Rules  discussed in Final  Release  Nos.  33-8183 and
33-8183a. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and letter we received from the independent auditors as required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

         The Audit Committee discussed with Grant Thornton LLP the overall scope and plans for their audit. The Audit Committee also met with Grant Thornton LLP, with and without management present, to discuss the results of their audit, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2006 for filing with the SEC.

                                        Audit Committee
                                        Samuel B. Ligon, Chairman
                                        Graeme W. Henderson
                                        John H. Wilson

         PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee has appointed the firm of Grant Thornton LLP as independent auditors for the fiscal year ending March 31, 2007. We are asking the shareholders to ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending March 31, 2007. Grant Thornton LLP was appointed by the Audit Committee in accordance with its charter. In order to ratify the appointment of Grant Thornton LLP as our independent auditors for the year ending March 31, 2007, the proposal must receive the favorable vote of a majority of the shares entitled to vote and represented at the annual meeting. If shareholders fail to ratify the appointment, the Audit Committee may reconsider the appointment.

         A representative of Grant Thornton LLP will be present at the annual meeting to make a statement regarding our financial statements for the fiscal year ended March 31, 2006 and to respond to appropriate questions you may have.

         The board recommends that you vote "For" the ratification of the appointment of Grant Thornton LLP as our independent auditors.

                              AUDIT AND OTHER FEES

         The following table sets forth fees for services rendered by Grant Thornton LLP for the fiscal years ended March 31, 2006 and March 31, 2005.

                                  2006       2005
                                --------   --------
Audit Fees(1)                   $100,000   $148,500
Audit-Related Fees(2)                -0-        -0-
Tax Fees(3)                        6,000      5,750
All Other Fees                       -0-        -0-
                                --------   --------
Total Fees                      $106,000   $154,250
                                ========   ========
------------------
(1) Represents fees for professional services provided in connection with the audit of our annual financial statements and internal controls and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.
(2) Represents fees for assurance services related to the audit of our financial statements and for services in connection with audits of our benefit plans.
(3) Represents fees for services provided in connection with tax compliance, tax advice and tax planning.

The Audit Committee has determined that the provision of non-audit services by Grant Thornton LLP is compatible with maintaining Grant Thornton's independence. In accordance with its charter, the Audit Committee approves in advance all audit and tax services to be provided by Grant Thornton LLP. In other cases, the chairman of the Audit Committee has the delegated authority from the committee to pre-approve certain additional services, and such pre-approvals are communicated to the full committee at its next meeting. During the fiscal year 2006, all services were pre-approved by the Audit Committee in accordance with this policy.

                                  OTHER MATTERS

         As of the mailing date of this proxy statement, the Board of Directors knows of no other matters to be presented at the meeting. Should any of the matters requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

         Any shareholder who intends to present a proposal at the annual meeting in the year 2007, and who wishes to have the proposal included in our proxy statement for that meeting, must deliver the proposal to our corporate secretary, Susan K. Hodgson, at 12900 Preston Road, Suite 700, Dallas, Texas 75230, no later than February 2, 2007. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

         Any shareholder who intends to bring business to the annual meeting in the year 2007, but not include the proposal in our proxy statement, or to nominate a person to the board of directors, must also give written notice to our corporate secretary, Susan K. Hodgson at the address set forth in the preceding paragraph, by February 2, 2007.

                       EXPENSES OF SOLICITATION OF PROXIES

         In addition to the use of the mails, proxies may be solicited by personal interview and telephone by our directors, officers and employees, who will not receive additional compensation for such services. We will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials. The cost of soliciting proxies will be borne by us.

                                  ANNUAL REPORT

         The Annual Report to Shareholders covering the fiscal year ended March 31, 2006 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

         A copy of the fiscal 2006 Form 10-K report filed with the SEC will be mailed to shareholders without charge upon written request to Susan K. Hodgson, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230.

         A copy of the Form 10-K is available via the Internet at our website (www.capitalsouthwest.com) and the EDGAR version of such report is available at the SEC's website (www.sec.gov).

         Any complaint regarding accounting, internal accounting controls or auditing matters should be mailed to John H. Wilson, independent director and Audit Committee member, at 1500 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, TX 75240. Written complaints may be submitted anonymously.

                          Capital Southwest Corporation
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JULY 17, 2006

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF THE CORPORATION.

     The undersigned (1) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Capital Southwest Corporation, a Texas corporation, (the "Corporation") to be held on Monday, July 17, 2006, at 10:00 a.m., Dallas time, in Meeting Room #210 of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas, and the Proxy Statement in connection therewith; and (2) appoints Samuel
B. Ligon, William R. Thomas and John H. Wilson, and each of them, his proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Corporation standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted:

                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          CAPITAL SOUTHWEST CORPORATION

                                  July 17, 2006


                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.



--------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE __
--------------------------------------------------------------------------------

1.  Election of Directors:
                                        NOMINEES:
___  FOR ALL NOMINEES                   ( )  Donald W. Burton
                                        ( )  Graeme W. Henderson
___  WITHOLD AUTHORITY                  ( )  Samuel B. Ligon
                                        ( )  Gary L. Martin
___  FOR ALL EXCEPT                     ( )  William R. Thomas
     (See instructions below)           ( )  John H. Wilson

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:( )

2. Proposal to ratify the appointment by our Audit Committee of Grant Thornton LLP as our independent auditors.

     FOR                AGAINST                 ABSTAIN

     ___                  ___                     ___

3. In the discretion of the proxies, on any other matter that may properly come before the meeting or, subject to the conditions in the Proxy Statement, any adjournment thereof.


     This proxy when properly executed will be voted in the manner directed. Unless otherwise marked, this proxy will be voted for the election of the persons named at the left hereof and for the proposal described in (2) above.

     If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.


________________________________________________________________________________
To change the address on your account, please check the box at right and indicate your new address in the address ____ space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.




Signature of
Shareholder: ________________________________________  Date: ___________________
Signature of
Shareholder: ________________________________________  Date: ___________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.